Exhibit 4.3
                           GULFPORT ENERGY CORPORATION
                             1999 STOCK OPTION PLAN

        1. Purpose. The 1999 Stock Option Plan (the "Plan") is intended to strengthen Gulfport Energy Corporation (the "Company") by providing to employees, officers, directors, consultants, and independent contractors of the Company added incentive for high levels of performance and unusual efforts to increase the earnings of the Company. The Plan seeks to accomplish this purpose by enabling specified persons to purchase shares of Common Stock, $.50 par value, thereby increasing their proprietary interest in the Company's success and encouraging them to remain in the employ or service of the Company.

        2. Administration. The Plan shall be administered by the Compensation Committee (the "Committee" or "Administrator") of the Board of Directors (the "Board") of the Company. The number of individuals that shall constitute the Committee shall be determined from time to time by a majority of all of the members of the Board, and unless that majority of the Board determines otherwise, shall be no less than two individuals; PROVIDED, however, that if the members of the Board and the Company's executive officers are subject to Rule 16b-3 under the Exchange Act, the Committee shall be comprised of either (a) the entire Board or (b) persons who are "Non-Employee Directors" under Rule 16b-3 or such other person as shall then be eligible to serve in such capacity under Rule 16b-3. A majority of the Committee shall constitute a quorum (or if the Committee is only two members, then both members shall constitute a quorum), and subject to the provisions of Section 4, the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee, shall be the acts of the Committee.

               The members of the Committee shall serve at the pleasure of the Board, which shall have the power, at any time and from time to time to remove members from or add members to the Committee. Removal from the Committee may be with or without cause. Any individual serving as a member of the Committee shall have the right to resign from membership in the Committee by written notice to the Board. The Board, and not the remaining members of the Committee, shall have the power and authority to fill vacancies on the Committee, however caused. The Board shall promptly fill any vacancy that causes the number of members of the Committee to be below two or if the Company has a class of equity securities registered pursuant to Section 12 of the Exchange Act, any other members that Rule 16B-3 may require from time to time.

        3. Shares Available. Subject to the adjustments provided in Section 5(g), the maximum number of shares of Common Stock, par value $.50 per share, of the Company (the "Common Stock") in respect of which Option may be granted for all purposes under the Plan shall be 300,000 shares. If, for any reason, any shares as to which Options have been granted cease to be subject to purchase thereunder, including the expiration of such Option, the termination of such Option prior to exercise, or the forfeiture of such Option, such shares shall thereafter be available for grants under the Plan. Options granted under the Plan may be fulfilled in accordance with the terms of the Plan with (i) authorized and unissued shares of the Common Stock, (ii) issued shares of such Common Stock held in the Company's treasury, or (iii) issued shares of Common Stock reacquired by the Company, in each situation as the Board or the Committee may determine from time to time.

        4. Authority of Committee. Subject to and not inconsistent with the express provisions of the Plan, the Code and, if applicable, Rule 16b-3, the Committee shall have plenary authority to:

               a. determine the Key Employees and Eligible Non-Employees to whom Options shall be granted, the time when such Options shall be granted, the number of shares covered by such Options, the purchase price or exercise price under each such Option, the period(s) during which such Options shall be exercisable (whether in whole or in part, including whether such Options shall become immediately exercisable upon the consummation of a "Change of Control" or a "Qualifying Public Offering"), the restrictions to be applicable to Options and all other terms and provisions thereof (which need not be identical);

               b. require, if determined necessary or appropriate by the committee in order to comply with Rule 16b-3, as a condition to the granting of any Option, that the Person receiving such Option agree not to sell or otherwise dispose of such Option, any Common Stock acquired pursuant to such Option, or any other "derivative security" (as defined by Rule 16a-1(c) under the Exchange
Act) for a period of six months following the later of the date of the grant of such Option or (ii) the date when the exercise price of such Option is fixed if such exercise price is not fixed at the date of grant of such Option, or for such other period as the Committee may determine;

               c. provide an arrangement through registered broker-dealers whereby temporary financing may be made available to an optionee by the broker-dealer, under the rules and regulations of the Board of Governors of the Federal Reserve, for the purpose of assisting the optionee in the exercise of an Option, such authority to include the payment by the Company of the commissions of the broker-dealer;

               d. provide the establishment of procedures for an optionee (i) to have withheld from the total number of shares of Common Stock to be acquired upon the exercise of an Option that number of shares having a Fair Market Value which, together with such cash as shall be paid in respect of fractional shares, shall equal the aggregate exercise price under such Option for the number of shares then being acquired (including the shares to be so withheld), and (ii) to exercise a portion of an Option by delivering that number of shares of Common Stock already owned by such optionee having an aggregate Fair Market Value which shall equal the partial Option exercise price and to deliver the shares thus acquired by such optionee in payment of shares to be received pursuant to the exercise of additional portions of such Option, the effect of which shall be that such optionee can in sequence utilize such newly acquired shares in payment of the exercise price of the entire Option, together with such cash as shall be paid in respect of fractional shares;

               e. provide (in accordance with Section 13 or otherwise) the establishment of a procedure whereby a number of shares of Common Stock or other securities may be withheld from the total number of shares of Common Stock or other securities to be issued upon exercise of an Option to meet the obligation of withholding for income, social security and other taxes incurred by an optionee upon such exercise or required to be withheld by the Company or a Related Entity in connection with such exercise;

               f. prescribe, amend, modify and rescind rules and regulations relating to the Plan;

               g. make all determinations permitted or deemed necessary, appropriate or advisable for the administration of the Plan, interpret any Plan or Option, provision, perform all other acts, exercise all other powers, and establish any other procedures determined by the Committee to be necessary, appropriate, or advisable in administering the Plan or for the conduct of the Committee's business. Any act of the Committee, including interpretations of the provisions of the Plan or any Option and determinations under the Plan or any Option shall be final, conclusive and binding on all parties;

               h. delegate to the Chairman of the Board, Chief Executive Officer or President of the Company the authority to grant options to any eligible employee of the Company. If such authority is delegated, the Committee's designation of authority shall include the authority to determine (i) to whom the Option is to be granted, (ii) the number of shares optioned, (iii) the terms and conditions of the Option, and (iv) in the case of replacement Options, the terms and conditions of such Option.

        The committee or any person to whom it has delegated authority as aforesaid may employ one or more Persons to render advice with respect to any responsibility the Committee or such Person may have under the Plan. The Committee may employ attorneys, consultants, accountants, or other Persons and the Committee, the Company, and its officers and directors shall be entitled to rely upon the advice, opinions, or valuations of any such Persons. No member or agent of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan and all members and agents of the Committee shall be fully protected by the Company in respect of any such action, determination or interpretation.

        5.     Terms and Conditions of Options.

               a. Only Eligible Participants shall be eligible to receive grants of Options under this Plan. "Eligible Participants" shall mean: (i) all directors of the Company; (ii) all officers (whether or not they are also directors) of the Company; and (iii) all key employees (as such persons may be determined by the Stock Option Committee from time to time) of the Company, provided that such officers and key employees have a customary work week of at least forty hours in the employ of the Company.

               b. Type of Options. Each option granted under the Plan shall be a non-qualified stock option (an "Option").

               c. Options and Grants. Options shall be evidenced by Option Agreements. The agreements shall conform to the requirements of the Plan, and may contain such other provisions (including restrictions upon the exercise or vesting of the Option, and provisions for the protection of the Options in the event of mergers, consolidations, dissolutions, and liquidations) as the Committee may deem advisable.

               d. Option Price. The price at which Common Stock may be purchased upon exercise of an Option shall be determined by the Committee in accordance with its rules, or, in their absence, by the Committee's discretion.

               e. Period of Option. The expiration date of such Option shall be fixed by the Committee, but, notwithstanding any provision of the Plan to the contrary, such expiration date shall not be more than ten years from the date of grant.

               f. Nontransferability of Stock Options. Each Option shall, by its terms, be nontransferable by the Optionee other than by will, the laws of descent and distribution or pursuant to a domestic relations order and shall be exercisable during the Optionee's lifetime only by the Optionee except pursuant to a domestic relations order.

               g. Adjustments and Corporate Reorganizations. If the outstanding shares of Common Stock are increased or decreased, or are changed into or exchanged for a different number of kind of shares or securities, as a result of one or more reorganizations, recapitalizations, stock splits, reverse stock splits, stock dividends or the like, appropriate adjustments shall be made in the number and/or kind of shares or securities for which the unexercised portions of this Option may thereafter be exercised, all without any change in the aggregate exercise price applicable to the unexercised Options, but with a corresponding adjustment in the exercise price per share or other unit. No fractional share of stock shall be issued under the Options or in connection with any such adjustment. Such adjustments shall be made by or under authority of the Board, whose determinations as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

                      Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company as a result of which the outstanding securities of the class then subject to the Options are changed into or exchanged for cash or property or securities not of the Company's issue, or upon a sale of substantially all the property of the Company to, or the acquisition of stock representing more than eighty percent (80%) of the voting power of the stock of the Company then outstanding by, another corporation or person, the Options shall terminate unless provision be made in writing in connection with such transaction for the assumption of options previously granted under the Stock Option Plan under which the Option was granted, or the substitution for such options any options covering the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, in which event the Options shall continue in the manner and under the terms so provided. If the Options shall terminate pursuant to the foregoing sentence, the Optionee shall have the right, at such time prior to the consummation of the transaction causing such termination as the Company shall reasonably designate, to exercise all Options granted to Optionee, including the Options not yet exercisable.

               h. Death of Holder of Option. Except as otherwise provided in the applicable Option Agreement, in the event an Optionee to whom an Option has been granted under the Plan dies during, or within three months after the termination of, his employment by the Company, such Option (unless it shall have been previously terminated pursuant to the provisions of the Plan or unless otherwise provided in his Option Agreement) may be exercised (to the extent the entire number of shares covered by the Option whether or not purchasable by the employee at the date of his death) by the executor or administrator of the optionee's estate or by the person or persons to whom the optionee shall have transferred such Option by will or by the laws of descent and distribution, at any time within a period of 12 months after his death, but not after the exercise termination date set forth in the relevant Option Agreement.

               i.     Exercise and Payment.

                      i. An option may be exercised by notice (in the form prescribed by the Committee) to the Company specifying the number of Shares to be purchased. Payment for the number of Shares purchased upon the exercise of an option shall be made in full at the price provided for in the applicable Option Agreement and such purchase price shall be paid by the delivery to the Company of cash (including check or similar draft) in United States dollars or previously owned whole Shares that have been owned by the optionee for more than six (6) months or a combination thereof. Shares used in payment of the purchase price shall be valued at their Fair Market Value as of the date notice of exercise is received by the Company. Any Shares delivered to the Company shall be in such form as is acceptable to the Company.

                      ii. The Company may defer making delivery of Shares under the Plan until satisfactory arrangements have been made for the payment of any tax attributable to exercise of an option. The Administrator may, in its sole discretion, permit an optionee to elect, in such form and at such time as the Administrator may prescribe, to pay all or a portion of all taxes arising in connection with the exercise of an option by electing to (A) have the Company withhold whole Shares, or (B) deliver other whole Shares previously owned by the optionee having a Fair Market Value not greater than the amount to be withheld; provided, however, that the amount to be withheld shall not exceed the optionee's estimated total tax obligations associated with the transaction.

                             The Company may elect to pay an optionee the amount
of optionee's federal and state income tax liability attributable to the granting of the Option, or the exercise by the optionee of the Option, whichever the case may be, to the extent the Company receives a federal income tax deduction for compensation expense by reason of the grant of the Option or the exercise of that Option by optionee. Within ninety (90) days after the year in which the optionee incurs such tax liability by reason of grant or exercise of the Option, the company by vote of the Board, and the optionee shall mutually determine the amount of federal and state income tax liability owing by optionee as a result thereof and shall settle for the amount to be paid by Company to Optionee to reimburse optionee for that liability after consideration and appropriate credit for the amount of federal and state income tax withheld by the Company for the optionee for the preceding year.

        6. Amendment and Termination. The Board of the Company may at any time and from time to time suspend, amend, or terminate the Plan and may, with the consent of an optionee, make such modifications of the terms and conditions of that optionee's Stock Option as it shall deem advisable.

        7.  Rights  of  Eligible   Participants   and  Optionees.   No  Eligible
Participant, optionee or other person shall have any claim or right to be granted a Stock Option under this Plan, and neither this Plan nor any action taken hereunder shall be deemed to give or be construed as giving any Eligible Participant, optionee or other person any right to be retained in the employ of the Company. Without limiting the generality of the foregoing, no person shall have any rights as a result of his or her classification of an Eligible Participant or optionee, such classifications being made solely to describe, define and limit those persons who are eligible for consideration for privileges under the Plan.

        8. Privileges of Stock Ownership; Regulatory Law Compliance; Notice of Sale. No optionee shall be entitled to the privileges of stock ownership as to any Option Shares not actually issued and delivered. No Option Shares may be purchased upon the exercise of a Stock Option unless and until all and then applicable requirements of all regulatory agencies having jurisdiction and all applicable requirements of the securities exchanges upon which securities of the Company are listed (if any) shall have been fully complied with. The optionee shall, not more than thirty (30) days after each sale or other disposition of shares of Common Stock acquired pursuant to the exercise of Stock Options, give the Company notice in writing of such sale or other disposition.

        9. Effective Date of the Plan. The Plan shall be deemed adopted as of June 1, 1999.

        10. Exculpation and Indemnification of Stock Option Committee. In addition to any applicable coverage under any directors and officers liability or similar insurance policy, the present, former and future members of the Committee, and each of them, who is or was a director, officer or employee of the Company shall be indemnified by the Company to the extent authorized in and permitted by the Company's Certificate of Incorporation, and/or Bylaws in connection with all actions, suits and proceedings to which they or any of them may be a party by reason of any act or omission of any member of the Committee under or in connection with the Plan or any Option granted thereunder.

        11. Agreement and Representations of Optionee. Unless the shares of Common Stock covered by this Plan have been registered with the Securities and Exchange Commission pursuant to the registration requirements under the Securities Act of 1933, each optionee shall: (i) by and upon accepting an Option, represent and agree in writing, in the form of the letter attached hereto as Exhibit "A", for himself or herself and his or her transferees by will or the laws of descent and distribution, that the Option shares will be acquired for investment purposes and not for resale or distribution; and (ii) and upon the exercise of an Option, or a part thereof, furnish evidence satisfactory to counsel for the Company, including written and signed representations in the form of the letter attached hereto as Exhibit "B", to the effect that the Option Shares are being acquired for investment purposes and not for resale or distribution, and that the Option Shares being acquired shall not be sold or otherwise transferred by the optionee except in compliance with the registration provisions under the Securities Act of 1933, as amended, or an applicable exemption therefrom. Furthermore, the Company, at its sole discretion, to assure itself that any sale or distribution by the optionee complies with this Plan and any applicable federal or state securities laws, may take all reasonable steps, including placing stop transfer instructions with the Company's transfer agent prohibiting transfers in violation of the Plan and affixing the following legend (and/or such other legend or legends as the Committee shall require) on certificates evidencing the shares:

        "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD,
        PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THEM UNDER THE ACT OR A WRITTEN OPINION OF COUNSEL FOR THE HOLDER THEREOF, WHICH OPINION SHALL BE ACCEPTABLE TO GULFPORT ENERGY CORPORATION, THAT REGISTRATION IS NOT REQUIRED."

At any time that an Optionee contemplates the disposition of any of the Option Shares (whether by sale, exchange, gift, or other form of transfer), he or she shall first notify the Company of such proposed disposition and shall thereafter cooperate with the Company in complying with all applicable requirements of law which, in the opinion of counsel for the Company, must be satisfied prior to the making of such disposition. Before consummating such disposition, the optionee shall provide to the Company an opinion of optionee's counsel, of which both such opinion and such counsel shall be satisfactory to the Company, that such disposition will not result in a violation of any state or federal securities laws or regulations. The Company shall remove any legend affixed to certificates for Option Shares pursuant to this Section if and when all of the restrictions on the transfer of the Option Shares, whether imposed by this Plan or federal or state law, have terminated. Notwithstanding the optionee shall have the right to have his options included in the first registration statement filed by the Company following the grant of his options. If the Company has no immediate plans to file a registration statement, the Board, in its discretion may elect to file a registration statement specifically for the options granted under the Plan.

        12. Severability. If any provision of this Plan as applied to any person or to any circumstance shall be adjudged by a court of competent jurisdiction to be void, invalid, or unenforceable, the same shall in no way affect any other provision hereof, the application of any such provision in any other circumstances, or the validity or enforceability hereof.

        13. Construction. Where the context or construction requires, all words applied in the plural herein shall be deemed to have been used in the singular and vice versa, and the masculine gender shall include the feminine and the neuter and vice versa.

        14. Headings. The headings of the several paragraphs herein are inserted solely for convenience of reference and are not intended to form a part of and are not intended to govern, limit or aid in the construction of any term or provision hereof.

        15. Governing Law. To the extent not governed by the laws of the United States, this Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

        16. Conflict. In the event of any conflict between the terms and provisions of this Plan and any other document, agreement or instrument, including without limitation, any Stock Option Agreement, the terms and provisions of this Plan shall control.

                                   EXHIBIT "A"





                                              _____________, 1999




Gulfport Energy Corporation
6307 Waterford Blvd., Suite 100
Oklahoma City, OK  73118

Gentlemen:

        On this _____ day of ____________, 1999, the undersigned has received, pursuant to the Gulfport Energy Corporation 1999 Stock Option Plan (the "Plan") and the Stock Option Agreement (the "Agreement") by and between Gulfport Energy Corporation (the "Company") and the undersigned, dated ____________, 1999, an option to purchase ________ shares of the no par value common stock of the Company (the "Stock").

        In consideration of the grant of such option by the Company:

        1. I hereby represent and warrant to you that the Stock to be acquired pursuant to the option will be acquired by me in good faith and for my own personal account, and not with a view to distributing the Stock to others or otherwise reselling the stock in violation of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

        2. I hereby acknowledge and agree that: (a) the Stock to be acquired by me pursuant to the Plan has not been registered; and (b) the Stock to be acquired by me will not be freely tradable unless the Stock is either registered under the Securities Act of 1933, as amended, or the holder presents a legal opinion acceptable to Gulfport Energy Corporation that the transfer will not violate the federal securities laws.

        3. I understand that the Company is relying upon the truth and accuracy of the representations and agreements contained herein in determining to grant such options to me and upon subsequently issuing any Stock pursuant to the Plan without the Company first registering the same under the Securities Act of 1933, as amended.

        4. I understand that the certificate evidencing the Stock to be issued pursuant to the Plan will contain a legend upon the face thereof to the effect that the Stock is not registered under the Securities At of 1933 and that stop transfer orders will be placed against the shares with Gulfport Energy Corporation's transfer agent.

        5. In further consideration for the grant of an option to purchase Stock of Gulfport Energy, the undersigned hereby agrees to indemnify you and hold you harmless against all liability, cost or expenses (including reasonable attorney's fees) arising out of or as a result of any distribution or resale of shares of Stock issued by the undersigned in violation of the securities laws. The agreements contained herein shall inure to the benefit of and be binding upon the respective legal representatives, successors and assigns of the undersigned and Gulfport Energy.

                                           Very truly yours,



                                           /s/
                                           -------------------------------------